NEWS RELEASE 950 Echo Lane, Suite 100 Houston, TX 77024

AT GROUP 1:	President and CEO	Earl J. Hesterberg	(713) 647-5700
	Senior Vice President and CFO	John C. Rickel	(713) 647-5700
	Manager, Investor Relations	Kim Paper Canning	(713) 647-5700
AT Fleishman-Hillard:	Investors	John O. Ambler	(713) 513-9513
AT Pierpont Communications:	Media	Clint L. Woods	(713) 627-2223

FOR IMMEDIATE RELEASE
FRIDAY, AUG. 3, 2007

GROUP 1 AUTOMOTIVE STREAMLINES REGIONAL MANAGEMENT STRUCTURE

Regional Vice President to Retire

HOUSTON, Aug. 3, 2007 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, announced today it is further consolidating its U.S. operating regions from four to three to streamline management and gain additional efficiencies.

Effective Sept. 1, Group 1 will realign its U.S. regional management responsibilities by combining its current Northeast and Southeast Regions into one Eastern Region that will be overseen by David W. Hult. Hult has 22 years of retail industry experience that includes significant success operating Toyota and Lexus dealerships. Toyota and Lexus represented 36 percent of Group 1’s new vehicle unit sales in the 2007 second quarter.

Martin E. Collins, currently regional vice president of the Southeast Region, will relocate to California to lead the renamed Western Region as regional vice president. Collins, who joined Group 1 after a 20-year career with Ford, will succeed David L. Hutton, who has elected to retire effective Sept. 1. Frank Grese Jr. will continue as regional vice president of Group 1’s Central Region.

In addition, the company’s six U.K. franchises will continue to operate under the guidance of Ian Twinley.

“We have four exceptional automotive-industry veterans in place who are focused on stimulating organic growth in our operating units that span from California to the United Kingdom,” said Earl J. Hesterberg, Group 1’s president and chief executive officer. “By streamlining our management structure, we can further accelerate the standardization of best practices while remaining sensitive to local market issues.”

Regional Vice President Retirement
Hutton will transition from his current role into a consulting position effective Sept. 1. Since January 2006, Hutton led the West Region consisting of 12 import and domestic dealerships located in California. An integral part of Group 1’s growth, he joined the company as platform president of the Miller Automotive Group when it was acquired by Group 1 in August 2002.

“Dave Hutton’s outstanding leadership and solid reputation in the industry have contributed greatly to Group 1’s success,” said Hesterberg. “We thank him for his dedication and ongoing commitment as an invaluable consultant to Group 1.”

About Group 1 Automotive, Inc.
Group 1 owns and operates 99 dealerships, 136 franchises and 28 collision service centers in the United States and three dealerships, six franchises and two collision centers in the United Kingdom that offer 32 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

This press release contains “forward-looking statements,” which are statements related to future, not past, events. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” or “will.” Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. These factors, as well as additional factors that could affect our forward-looking statements, are described in our Form 10-K under the headings “Business—Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We urge you to carefully consider this information. We undertake no duty to update our forward-looking statements, including our earnings outlook.